Exhibit 5.1

February 1, 2018

FIRM/AFFILIATE

OFFICES

_____

BOSTON

CHICAGO

HOUSTON

LOS ANGELES

PALO ALTO

WASHINGTON, D.C.

WILMINGTON

_____

BEIJING

BRUSSELS

FRANKFURT

HONG KONG

LONDON

MOSCOW

MUNICH

PARIS

SÃO PAULO

SEOUL

SHANGHAI

SINGAPORE

TOKYO

TORONTO

OceanFirst Financial Corp.

975 Hooper Avenue

Toms River, New Jersey 08753

RE:	Post-Effective Amendment No. 2 on Form S-3
to the Registration Statement on Form S-4

Ladies and Gentlemen:

We have acted as special counsel to OceanFirst Financial Corp., a Delaware corporation (the “Company”), in connection with the filing on the date hereof by the Company with the U.S. Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), of Post-Effective Amendment No. 2 on Form S-3 (the “Amendment”) to the Registration Statement on Form S-4 (Registration No. 333-220235) filed by the Company with the Commission on August 29, 2017 (the “Initial Registration Statement”), as amended by Amendment No. 1 to the Initial Registration Statement filed by the Company with the Commission on September 19, 2017 (“Amendment No. 1”), as further amended by Post-Effective Amendment No. 1 on Form S-8 to the Initial Registration Statement filed by the Company with the Commission on February 1, 2018 (“Post-Effective Amendment No. 1” and, together with Amendment No. 1, the Initial Registration Statement and the Amendment, the “Registration Statement”), which Initial Registration Statement (as amended by Amendment No. 1) was declared effective by the Commission at 5:00 p.m. on September 20, 2017. The Amendment relates to the 212,174 shares (the “Shares”) of the Company’s common stock, par value $0.01 per share (the “Common Stock”), that were registered on the Initial Registration Statement and that are issuable under (i) the Sun Bancorp, Inc. 2015 Omnibus Stock Incentive Plan, (ii) the Sun Bancorp, Inc. 2014 Performance Equity Plan, (iii) the Sun Bancorp, Inc. 2010 Stock-Based Incentive Plan and (iv) the Sun Bancorp, Inc. 2004 Stock-Based Incentive Plan (collectively, the “Plans” and each, a “Plan”) to employees or directors of Sun Bancorp, Inc. (“Sun”) who will not continue as employees or directors of the Company immediately following the consummation on January 31, 2018 of the merger (the “Merger”) of Sun and into the Company, pursuant to that certain Agreement and Plan of Merger, dated as of June 30, 2017 (the “Merger Agreement”), by and among the Company, Mercury Merger Sub Corp., a wholly-owned subsidiary of the Company, and Sun. Upon consummation of the Merger, the options, whether vested or unvested, to purchase shares of the common stock, par value $5.00 per share, of Sun that were issued and outstanding immediately prior to the effective time of such merger (the “Sun Options”) were automatically converted into options to purchase the Shares from the Company according to a formula prescribed by the Merger Agreement and described in the Amendment.

OceanFirst Financial Corp.

February 1, 2018

This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K of the General Rules and Regulations under the Securities Act.

In rendering the opinion stated herein, we have examined and relied upon the following:

(a) the Initial Registration Statement;

(b) Amendment No. 1;

(c) Post-Effective Amendment No. 1;

(d) the Amendment in the form to be filed with the Commission on the date hereof;

(e) the Merger Agreement;

(f) the Plans;

(g) an executed copy of a certificate of Steven J. Tsimbinos, Executive Vice President, General Counsel and Corporate Secretary of the Company, dated the date hereof (the “Officer’s Certificate”);

(h) a copy of the Company’s Certificate of Incorporation, as in effect as of (i) June 29, 2017, (ii) October 25, 2017 and (iii) the date hereof and certified pursuant to the Officer’s Certificate (in the cases of clauses (i), (ii) and (iii)), and, in the case of clause (iii), certified by the Secretary of State of the State of Delaware on January 31, 2018;

(i) a copy of the Company’s Bylaws, as amended and in effect as of the date hereof, certified pursuant to the Officer’s Certificate;

(j) a specimen certificate representing the Common Stock;

(k) a copy of certain resolutions of the Board of Directors of the Company, adopted on June 29, 2017, relating to the approval of the Merger Agreement and the transactions contemplated thereby, including the issuance of the Shares, the filing of the Registration Statement and related matters, certified pursuant to the Officer’s Certificate; and

(l) a copy of a certificate, dated January 25, 2018, and a bringdown verification thereof, dated the date hereof, from the Secretary of State of the State of Delaware with respect to the Company’s existence and good standing in the State of Delaware.

OceanFirst Financial Corp.

February 1, 2018

We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company and such agreements, certificates and receipts of public officials, certificates of officers or other representatives of the Company and others, and such other documents as we have deemed necessary or appropriate as a basis for the opinion stated below.

In our examination, we have assumed the genuineness of all signatures, including endorsements, the legal capacity and competency of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as facsimile, electronic, certified or photostatic copies, and the authenticity of the originals of such copies. In making our examination of executed documents, we have assumed that the parties thereto, other than the Company, had the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and the execution and delivery by such parties of such documents and the validity and binding effect thereof on such parties. As to any facts relevant to the opinion stated herein that we did not independently establish or verify, we have relied upon statements and representations of officers and other representatives of the Company and others and of public officials, including those in the Officer’s Certificate.

In rendering the opinion stated herein, we have also assumed that (i) if issued in physical form, the certificates evidencing the Shares will be signed by the authorized officers of the Company and registered by the transfer agent and registrar and will conform to the specimen certificate examined by us evidencing the Common Stock or, if issued in book-entry form, an appropriate account statement evidencing the Shares credited to the recipient’s account maintained with said transfer agent has been issued by said transfer agent; (ii) the issuance of the Shares will be properly recorded in the books and records of the Company and (iii) each award agreement (each, an “Award Agreement”) pursuant to which the Sun Options were granted is consistent with the terms of the applicable Plan and was duly authorized, validly executed and delivered by the parties thereto.

OceanFirst Financial Corp.

February 1, 2018

We do not express any opinion with respect to the laws of any jurisdiction other than the General Corporation Law of the State of Delaware, and we do not express any opinion as to the effect of any other laws on the opinion stated herein.

Based upon the foregoing and subject to the qualifications and assumptions stated herein, we are of the opinion that the Shares have been duly authorized and that, when (i) the Registration Statement, as finally amended, has become effective under the Securities Act and (ii) such Shares have been issued in accordance with the terms and conditions of the applicable Plan and the applicable Award Agreement for consideration at least equal to the par value of such Shares, the Shares will be validly issued, fully paid and nonassessable.

We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement. We also consent to the reference to our firm under the caption “Legal Matters” in the Registration Statement. In giving this consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder. This opinion is expressed as of the date hereof unless otherwise expressly stated and we disclaim any undertaking to advise you of any subsequent changes in the facts stated or assumed herein or of any subsequent changes in applicable law.

Very truly yours,

/s/ Skadden, Arps, Slate, Meagher & Flom LLP

DCI